UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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NOVAGOLD RESOURCES INC.

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The following is a news article regarding the proposed transaction, first published on July 22, 2026.

Kitco News—NOVAGOLD consolidates Donlin Gold ownership, creating one of North America’s largest pure-play gold developers

By Neils Christensen

July 22, 2026

(Kitco News) - NOVAGOLD is taking a major step toward simplifying the development of one of the world’s largest undeveloped gold deposits, announcing Wednesday that it has reached definitive agreements to acquire Paulson Advisers LLC’s remaining 40% interest in the Donlin Gold project in an all-share transaction.

The transaction will give NOVAGOLD 100% ownership of the Alaska project while creating a U.S.-domiciled company with an equity value of roughly $4.2 billion. Management said the simplified corporate structure should streamline project financing and decision-making as the company works toward completing a new bankable feasibility study and eventually bringing Donlin into production.

If approved by shareholders and regulators, the deal is expected to close in the fourth quarter of this year. Following the transaction, existing NOVAGOLD shareholders will own about 65% of the new company, while John Paulson’s hedge fund will hold an economic interest of roughly 40%, although its voting power will be capped at 19.99% under governance agreements. Paulson will also serve as Co-Chair alongside NOVAGOLD Chairman Thomas Kaplan.

According to the company, the transaction represents more than a corporate restructuring. The company said that for gold investors, it removes the complexity of a joint venture and creates a single entity responsible for advancing what is projected to become the largest gold mine in the United States.

“The greater market cap gets you more visibility, greater liquidity, and I think it ultimately leads to simpler financing,” Greg Lang, NOVAGOLD’s President and CEO, said in an interview with Kitco News. “Everything is rolled up under NOVAGOLD, and that will make it easier for potential lenders to understand exactly who Donlin Gold is.”

Lang added that consolidating ownership should also speed development.

“Just by its nature, streamlining the organization will make decision-making simpler,” he said. “The fact that it’s all under NOVAGOLD reporting to our board of directors really does help expedite the Donlin schedule.”

The acquisition comes less than a year after NOVAGOLD and Paulson jointly purchased Barrick Mining’s 50% interest in Donlin Gold, leaving NOVAGOLD with 60% ownership and Paulson with the remaining 40%.

Wednesday’s announcement effectively completes that consolidation, placing the entire project under a single corporate umbrella.

Management described the transaction as immediately accretive to shareholders, noting that it increases net asset value per share, expands attributable reserves and resources, and boosts projected annual gold production by more than 520,000 ounces during the mine’s first decade. The company said the new structure should also improve access to financing from private investors, government agencies and sovereign wealth funds while establishing a single point of contact for stakeholders, including Alaska Native landowners Calista Corporation and The Kuskokwim Corporation.

Donlin Gold remains one of the world’s largest undeveloped gold deposits, containing approximately 40 million ounces of measured and indicated resources at an average grade of 2.22 grams per tonne—more than double the global average for comparable projects, according to the company. Current plans envision annual production averaging 1.3 million ounces during the first decade of operation before averaging roughly 1.1 million ounces over a projected 27-year mine life.

Although the project still requires significant financing before construction can begin, Lang said the company’s immediate priority remains completing its updated feasibility study.

“The feasibility study is being led by Fluor, supported by WSP, Worley and Hatch, and everything is proceeding on track,” he said. “We’ve guided that it will be issued in the first half of next year.”

He added that the study will be the critical document needed to finalize project economics, establish a construction schedule and support financing discussions.

“We need that for financing. It’ll develop a schedule. It’ll solidify production plans,” Lang said. “Updating the feasibility study is really our key focus now.”

On permitting, Lang struck an optimistic tone, noting that most major approvals have already been secured.

“With the exception of the tailings dam and other water retention structures, all the permits are in place,” he said. “The federal permitting is behind us, and that’s important.”

The transaction also reflects growing investor interest in high-quality mining assets located in stable jurisdictions. Once the reorganization is complete, NOVAGOLD will become a U.S.-domiciled company with a single flagship asset in Alaska.

“We have one asset, and it’s in the United States,” Lang said. “That has a lot of appeal—to be a U.S.-domiciled company building one of the largest gold mines in the country, if not the largest.”

Cautionary Note Regarding Forward-Looking Statements

This communication includes certain “forward-looking information” and “forward-looking statements” (collectively “forward-looking statements”) within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. Forward- looking statements are frequently, but not always, identified by words such as “expects”, “continue”, “ongoing”, “anticipates”, “believes”, “intends”, “estimates”, “potential”, “possible”, and similar expressions, or statements that events, conditions, or results “will”, “may”, “could”, “would” or “should” occur or be achieved. All statements, other than statements of historical fact, included herein are forward-looking statements. These forward-looking statements include statements regarding the expected outcomes of the Transactions; the ability of NOVAGOLD, NovaGold Corporation and Paulson to complete the Transactions on the terms described herein, or at all, including receipt of required regulatory approvals, shareholder approvals, court approvals, stock exchange approvals and satisfaction of other customary closing conditions; the expected synergies related to the Transactions in respect of strategy, operations and other matters; projections related to expansion; and the impact of the Transactions on NovaGold Corporation and its stakeholders. Forward-looking statements contained herein are based on a number of material assumptions, including but not limited to the following, which could prove to be inaccurate: the expected outcomes of the Transactions, the ability of NOVAGOLD, NovaGold Corporation and Paulson to complete the Transactions on the terms described herein, or at all, including receipt of required regulatory approvals, shareholder approvals, court approvals, stock exchange approvals and satisfaction of other customary closing conditions, the expected synergies related to the Transactions in respect of strategy, operations and other matters, projections related to expansion, our ability to achieve production at Donlin Gold; the cost estimates and assumptions contained in the 2025 Technical Report and the 2025 Technical Report Summary;  estimated metal pricing, metallurgy, mineability, marketability and operating and capital costs, together with other assumptions underlying our resource and reserve estimates; our expected ability to develop adequate infrastructure and that the cost of doing so will be reasonable; assumptions that all necessary permits and governmental approvals will be obtained and the timing of such approvals; assumptions made in the interpretation of drill results, the geology, grade and continuity of our mineral deposits; our expectations regarding demand for equipment, skilled labor and services needed for exploration and development of mineral properties; operating or regulatory risks. Forward-looking statements are necessarily based on several opinions, estimates and assumptions that management of NOVAGOLD considered appropriate and reasonable as of the date such statements are made, are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results, activity, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements. Forward-looking statements are not historical facts but instead represent the expectations of NOVAGOLD management’s estimates and projections regarding future events or circumstances on the date the statements are made. Important factors that could cause actual results to differ materially from expectations include the need to obtain additional permits and governmental approvals; the timing and likelihood of obtaining and maintaining permits necessary to construct and operate; the need for additional financing to complete an updated feasibility study and to explore and develop properties; availability of financing in the debt and capital markets; disease pandemics; uncertainties involved in the interpretation of drill results and geological tests and the estimation of reserves and resources; changes in mineral production performance, exploitation and exploration successes; changes in national and local government legislation, taxation, controls or regulations and/or changes in the administration of laws, policies and practices, expropriation or nationalization of property and political or economic developments in the United States or Canada; the need for continued cooperation between the owners of Donlin Gold to advance the Donlin Gold project; the need for cooperation of government agencies and Native groups in the development and operation of properties; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, ore grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; whether or when a positive construction decision will be made regarding the Donlin Gold project; and other risks and uncertainties disclosed in NOVAGOLD’s most recent reports on Forms 10-K and 10-Q, particularly the “Risk Factors” sections of those reports and other documents filed by NOVAGOLD with applicable securities regulatory authorities from time to time. Copies of these filings may be obtained by visiting NOVAGOLD’s website at www.novagold.com, or the SEC’s website at www.sec.gov, or on SEDAR+ at www.sedarplus.ca. The forward-looking statements contained herein reflect the beliefs, opinions and projections of NOVAGOLD on the date the statements are made. NOVAGOLD assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

Important Information and Where to Find It

In connection with the proposed Transactions, NOVAGOLD expects to file a proxy statement on Schedule 14A with the SEC and applicable Canadian Securities Regulators that will be mailed or otherwise disseminated to security holders of NOVAGOLD seeking their approval of the transactions-related proposals. NOVAGOLD also may file other documents with the SEC and applicable Canadian Securities Regulators regarding the proposed Transactions. None of the securities to be issued pursuant to the proposed Transactions are anticipated to be registered under the U.S. Securities Act of 1933, as amended (the U.S. Securities Act”) or any U.S. state securities laws, and any securities issued in the transaction are anticipated to be issued in reliance upon an exemption from such registration requirements under the U.S. Securities Act and applicable exemptions under U.S. state securities laws. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC AND APPLICABLE CANADIAN SECURITIES REGULATORS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS, THE PARTIES TO THE PROPOSED TRANSACTIONS AND RELATED MATTERS. This communication is not a substitute for the proxy statement or any other document that NOVAGOLD may file in connection with the proposed Transactions. Investors will be able to obtain free copies of the proxy statement (when available) and other documents that will be filed by NOVAGOLD with the SEC at http://www.sec.gov, the SEC’s website, under NOVAGOLD’s profile on SEDAR+ at www.sedarplus.ca, or from NOVAGOLD’s website https://novagold.com/investors/why-invest/.

Participants in the Solicitation

NOVAGOLD and certain of its directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Transactions. Information regarding NOVAGOLD’s directors and executive officers and other persons who may be deemed to be participants in the solicitation of shareholders of NOVAGOLD in connection with the proposed Transactions and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement, which will be filed with the SEC and applicable Canadian Securities Regulators. Information regarding NOVAGOLD’s directors and executive officers is contained in NOVAGOLD’s proxy statement for its 2026 annual meeting of shareholders, which was filed with the SEC on March 25, 2026. To the extent the holdings of the NOVAGOLD securities by the NOVAGOLD directors and executive officers have changed since the amounts set forth in the proxy statement for its 2026 annual meeting of shareholders, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. More detailed information regarding the identity of potential participants in the proxy solicitation and a description of their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials when they are filed with the SEC in connection with the proposed Transactions. You may obtain free copies of these documents (when they become available) using the sources indicated above.